SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b-c) On July 29, 2015, the Walgreens Boots Alliance, Inc. (the “Company”) Board of Directors (the “Board”) elected Kimberly R. Scardino as Senior Vice President, Global Controller and Chief Accounting Officer of the Company effective August 3, 2015. Pursuant to the Company’s amended and restated by-laws, the Controller serves as the Company’s principal accounting officer. Ms. Scardino will succeed George R. Fairweather as the Company’s principal accounting officer. Mr. Fairweather will continue in his role as the Company’s Executive Vice President and Global Chief Financial Officer.

Ms. Scardino, age 44, served American Express Company as Senior Vice President, Business Advisory Controller from March 2015 to July 2015 and as Senior Vice President, Americas Controller, from June 2012 to March 2015. Previously, she served in roles of increasing responsibility at American Express Company and its subsidiaries, including as Vice President and Chief Accounting Officer of American Express Credit Corp. from December 2009 to June 2012 as well as Vice President, Global Head of SOX Compliance. Prior to joining American Express in 2006, Ms. Scardino served in accounting functions at Credit Suisse from 2004 to 2006 and at Lyondell Chemical Company from 2002 to 2004. Ms. Scardino started her career at Arthur Andersen LLP, where she was an auditor from 1994 to 2002.

The Company entered into an employment offer letter with Ms. Scardino, which was approved by the Compensation Committee of the Board. The letter has no specified term, and her employment with the Company will be on an at-will basis. Her initial annualized base salary will be $425,000, and she will be eligible for an annual bonus (prorated in the case of the current fiscal year) under the Company’s corporate bonus plan. Ms. Scardino also will be eligible to participate in the Company’s stock-based incentive programs, which currently provide for stock option, restricted stock unit and performance share grants, and the Executive Severance and Change in Control Plan described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 17, 2015. She will also receive certain sign-on/retention bonuses, relocation assistance, initial equity awards and other benefits on the terms and conditions described in the offer letter. The foregoing summary is qualified in its entirety by reference to the full text of the offer letter agreement with Ms. Scardino, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Ms. Scardino and any other persons pursuant to which she was elected as an officer of the Company, she has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and she does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Offer letter agreement between Kimberly R. Scardino and Walgreens Boots Alliance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 4, 2015	By:	/s/ Jan Stern Reed
	Title:	Senior Vice President, General Counsel and Corporate Secretary